Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Haffner, Matthew C. Flanigan, Ernest C. Jett and John G. Moore, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) the Registration Statement on Form S-8 with respect to securities (including Options to purchase the Corporation’s Common Stock) to be sold pursuant to the Leggett & Platt, Incorporated Flexible Stock Plan, amended and restated; and any and all amendments to such Registration Statement, including post-effective amendments, and all documents and instruments necessary or advisable in connection with such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in multiple counterparts, and all such counterparts, collectively, shall constitute a single document.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ ROBERT E. BRUNNER Robert E. Brunner	Director	November 5, 2009

/S/ RALPH W. CLARK Ralph W. Clark	Director	November 5, 2009

/S/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director	November 5, 2009

/S/ RICHARD T. FISHER Richard T. Fisher	Chairman	November 5, 2009

/S/ KARL G. GLASSMAN Karl G. Glassman	Director	November 5, 2009

/S/ DAVID S. HAFFNER David S. Haffner	Director	November 5, 2009

Joseph W. McClanathan	Director

/S/ JUDY C. ODOM Judy C. Odom	Director	November 5, 2009

/S/ MAURICE E. PURNELL, Jr. Maurice E. Purnell, Jr.	Director	November 5, 2009

/S/ PHOEBE A. WOOD Phoebe A. Wood	Director	November 5, 2009